FIRST UNION NATIONAL BANK OF FLORIDA

                            REVOLVING LOAN AGREEMENT


         This Revolving Loan Agreement (hereinafter the "Agreement") is made this the 21st day of October, 1996, by and between First Union National Bank of Florida, a national banking association organized and existing under the laws of the United States of America, with an address at First Union Financial Center, 200 S. Biscayne Boulevard, 15th Floor, Miami, Florida 33131 (hereinafter referred to as "Bank"), and ProxyMed, Inc., a corporation organized under the laws of the State of Florida and having as its principal address 2501 Davie Road, Suite 230, Fort Lauderdale, Florida 33317 (hereinafter referred to as "Borrower").

         The Borrower has applied to the Bank for a loan in the principal amount of Five Million Dollars ($5,000,000.00) (hereinafter referred to as the "Loan"), the terms and conditions of which are more fully described hereinafter and in the Demand Revolving Promissory Note executed of even date herewith by Borrower in favor of the Bank in the stated principal amount of $5,000,000.00 (the "Note"). Provided that no default has occurred in the payment and/or performance obligations of Borrower under the Note or this Agreement and that no Bankruptcy Event (as hereinafter defined) has occurred and that the conditions precedent set forth in Section 6 hereof have been fulfilled, the Borrower may borrow, repay, and reborrow all sums advanced under the Loan, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the lesser of (i) $5,000,000.00, of (ii) ninety-five percent (95%) of the then-current value (based upon the quoted value in the WALL STREET JOURNAL for U.S. Treasury Bills and the face amount of certificates of deposits with Bank) of the Collateral (as such term is defined in Section 7(a) hereof. The proceeds of this Loan are to be used by Borrower solely for general corporate purposes.

         Relying upon the representations and warranties and the agreements and covenants herein contained, the Bank is willing to make the Loan to the Borrower upon the terms and subject to the conditions hereinbefore and hereinafter set forth:

         A. THE REVOLVING LOAN: The Borrower and the Bank hereby agree, with respect to the Loan, as follows:

                  a. NOTE. Borrower shall, concurrently with the execution and delivery of this Agreement, execute and deliver the Note to the Bank. The Loan and each Loan advance made to the Borrower hereunder shall be evidenced by and shall be repayable with interest in accordance with the terms of the Note.

                  b. METHOD OF BORROWING AND FUNDING UNDER THE LOAN. For each borrowing and reborrowing under the Loan, Borrower shall submit a drawing request (a "Request for Advance") to the Bank at


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the Bank's address set forth in the preamble to this Agreement by 2:00 p.m.
Eastern Standard Time not later than one (1) business day prior to each borrowing. The Request for Advance shall be submitted to the Bank on forms customarily used by the Bank for such purposes and shall specify the amount of the requested Loan Advance and the date of funding of such Loan Advance. The Bank shall fund each Loan advance in immediately available funds by crediting the amount thereof to the account with the Bank that Borrower designates in the Request for Advance. Monies shall be considered advanced at the time of the transfer to such account and interest on each Loan advance shall commence to accrue as of the date of such transfer, notwithstanding whether the Borrower shall have received the benefit of such monies as of such date.

                  c. MANDATORY PREPAYMENTS. If, at any time or from time to time, (i) the total outstanding Loan advances exceeds ninety-five percent (95%) of the then-current value (based upon the quoted value in the WALL STREET JOURNAL for U.S. Treasury Bills and the face amount of certificates of deposits with Bank) of the Collateral, or (ii) due to an accounting error the Bank has funded a Loan Advance in an amount greater than the amount which should have been funded in accordance with the terms of this Agreement, then Borrower shall, within five (5) business days' after demand by the Bank, pay the Bank an amount sufficient to cause the outstanding Loan amount to (a) be less than 95% of the then-current value (based upon the quoted value in the WALL STREET JOURNAL for U.S. Treasury Bills and the face amount of certificates of deposits with Bank) of he Collateral, and (b) not exceed $5,000,000.00. All such mandatory prepayments shall permanently reduce the amount of credit available to Borrower under the Loan and no reborrowing of such mandatory prepayments shall be permitted.

                  Additionally, in the event that the total outstanding Loan advances exceeds ninety-nine percent (99%) of the then-current value (based upon the quoted value in the WALL STREET JOURNAL for U.S. Treasury Bills and the face amount of certificates of deposits with Bank) of the Collateral, then the Bank may immediately liquidate the Collateral and apply the proceeds thereof in reduction of the Loan. Upon any such liquidation, no further Loan advances shall be made hereunder.

         2. REPRESENTATIONS AND WARRANTIES: The Borrower represents and warrants that:

                  a. FINANCIAL CONDITION: All balance sheets, financial statements, profit and loss statements, and all other information heretofore furnished to the Bank are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries, if any, as of the dates thereof, including all material contingent liabilities of every type and that the financial condition as stated in the financial statements provided

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to Bank has not changed materially and adversely since the dates of such documents.

                  b. CAPACITY AND STANDING: The execution of this Agreement, the Note, and any related documents executed pursuant to this Agreement when executed, shall constitute valid and binding obligations of Borrower. The Borrower warrants and represents that it is duly organized and existing under the laws of the State of Florida, it and its subsidiaries, if any, are duly qualified and good standing in every other state in which the nature of their business shall require such qualification, and are duly authorized to make and perform the obligations under the Note and this Agreement.

                  c. VIOLATION OF OTHER AGREEMENTS: The execution of this Agreement and the Note specified herein, and the performance of the undersigned pursuant to this Agreement and the Note will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon the Borrower or give cause for the acceleration of any obligations of Borrower.

                  d. AUTHORITY: All authority from and approval by any governmental body, commission or agency, State or Federal, necessary to the making or validity of this Agreement or the Note has been obtained.

                  e. ASSET OWNERSHIP: The Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to the Bank, and except for encumbrances on the fee simple interests of properties and assets leased to Borrower pursuant to capitalized leases.

                  f. DISCHARGE OF LIENS AND TAXES: The Borrower has, and where pertinent has caused each subsidiary, to duly file, pay and/or discharge all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

                  g. REGULATION U: None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

                  h. ERISA: Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by the Borrower or by any subsidiary of the Borrower

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



meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1954, as amended, and no "Reportable Event" (as defined by ERISA) has occurred with respect to any such plan.

         3. AFFIRMATIVE COVENANTS: The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Note, its satisfaction of its obligations hereunder, unless the Bank shall otherwise consent in writing, the Borrower will:

                  a. BUSINESS CONTINUITY: Conduct its business in substantially the same manner and in substantially the same areas as such business is now and has heretofore been carried on and conducted. Notwithstanding the foregoing, Borrower has advised the Bank that it contemplates the sale of substantially all of the assets of ProxyCare, Inc. (a subsidiary of Borrower) in a single transaction.

                  b. CORPORATE EXISTENCE AND PROPERTIES: Comply in all material respects with all applicable statutes, laws and regulations, and if a corporation, maintain the corporate existence of itself and its operating and active subsidiaries, if any, and shall maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement.

                  c. ACCESS TO BOOKS AND RECORDS: Allow the Bank, or its agents, during normal business hours to have access to the books, records and such other documents of the Borrower and its Subsidiaries, if any, as the Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. The Bank agrees to provide all information obtained pursuant to this Section the same degree of confidentiality that it normally gives to its customers' financial information.

                  d. INSURANCE: Maintain adequate insurance coverage, including but not limited to, insurance against loss by fire, and other hazards included in the term "extended coverage," workmen's compensation insurance, and business interruption insurance in such amounts and in such companies as the Bank may from time to time reasonably require, and shall promptly pay all premiums therefor when due.

                  e. DEPOSITORY AND CASH MANAGEMENT ACCOUNTS. Unless prohibited by applicable law, maintain its primary depository account and cash management account with the Bank and each such account shall be maintained in a manner satisfactory to the Bank.

                  f. COMPLIANCE WITH OTHER AGREEMENTS: Comply with all

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covenants, terms and conditions contained in this Agreement, and any other agreements or instruments entered into pursuant to this Agreement.

         4. NEGATIVE COVENANTS: The Borrower covenants and agrees that from the date hereof and until payment in full of the principal and interest on the Note, its satisfaction of its obligations hereunder, unless the Bank shall otherwise consent in writing, the Borrower will not:

                  a. GUARANTEES: Unless it gives the Bank fifteen (15) days advance written notice of its intention to do so, guarantee or otherwise become responsible for obligations of any other person, corporation, or entity excepting for the endorsement of negotiable instruments by the Borrower or any subsidiary, if any, in the ordinary course of business for collection.

                  b. ENCUMBRANCES: Unless it gives the Bank fifteen (15) days advance written notice of its intention to do so, create, assume or permit to exist any mortgage, security deeds, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by this Agreement; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) existing liens as disclosed by Borrower to Bank in the financial statements submitted to the Bank.

                  c. PREPAYMENT OF OTHER DEBT: Retire any long-term or funded debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so.

                  d. CAPITAL STRUCTURE: Retire or otherwise acquire any of its capital stock nor alter or amend its capital structure or that of its subsidiaries.

                  e. TRANSFER OF INTERESTS: Sell, convey, assign, lease, pledge or otherwise transfer any of Borrower's interest in or to the Collateral or this Agreement.

         5. FINANCIAL STATEMENTS: For so long as any balance remain unpaid on the Note the Borrower shall at all times comply with the following unless the Bank shall otherwise consent in writing:

                  a. ANNUAL STATEMENTS: Deliver to the Bank within one hundred five (105) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet and a consolidated and consolidating statement of income (loss) and surplus (deficit), together with supporting schedules; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year; all examined by an independent

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certified public accountant acceptable to the Bank, showing the financial condition of the Borrower and its subsidiaries, if any, at the close of such year and the results of operations of the Borrower and its subsidiaries, if any, during the year. The opinion of such independent certified public accountant shall not be acceptable to the Bank if qualified due to any limitations in scope imposed by the Borrower or its subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank approval.

                  b. UNAUDITED QUARTERLY STATEMENTS: Deliver to the Bank within fifty (50) days after the end of each of the first three fiscal quarters in each fiscal year, similar financial statements (which may include a copy of the 10Q or 10QSB that Borrower submits to the Securities and Exchange Commission) to those referred to in subparagraph 4.a unaudited but certified as to their correctness by a principal financial officer of the Borrower, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved and prior periods, such balance sheets to be as of the end of such period and such statements of income and surplus to be for the period from beginning of the fiscal year to the end of such period, and in each case subject to audit and year-end adjustments.

                  c. NON-DEFAULT CERTIFICATE: Borrower shall deliver with the statements required by subparagraphs 4.a and 4.b above, a certificate signed by a principal financial officer of the Borrower to the effect that the Borrower is not in default of any of its payment and/or performance obligations contained in this Agreement or in the Note.

                  d. REPORTS AND PROXIES: Borrower shall deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by the Borrower or any of its subsidiaries, if any, to stockholders, and all regular or periodic reports (including without limitation, its 10-Q reports) required to be filed by Borrower by any governmental agency or authority.

                  e. OTHER FINANCIAL INFORMATION: Borrower shall deliver, promptly, such other information regarding the operation, business affairs, and financial condition of the Borrower or any of its subsidiaries, if any, which the Bank may reasonably request. Notwithstanding the foregoing, the Borrower shall not be required to disclose its proprietary software and related manuals which are subject to state trade secret law and federal copyright protection.

                  f. BANK'S USE OF FINANCIAL INFORMATION: The Bank agrees to provide all information obtained pursuant to this Section 5 the same degree of confidentiality that it normally gives to its customers' financial information.

         6. CONDITIONS PRECEDENT: The obligations of the Bank to make the Loan and advances pursuant to this Agreement are subject to the following conditions precedent.

                  a. COMMITMENT LETTER: Borrower's full compliance with all conditions set forth in the commitment letter from Bank to Borrower.

                  b. RESOLUTIONS: On or prior to the date of any borrowings hereunder, the Bank shall have received:

                           (1) Certified copies of resolutions of the Board of
Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note, and all documentation executed pursuant to this Agreement.

                           (2) A copy of the By-laws of the Borrower, certified
as to completeness and accuracy by an appropriate officer of the Borrower.

                  c. CERTIFICATE OF INCUMBENCY: Receipt by the Bank of a certificate of an appropriate officer of the Borrower as to the incumbency and signatures of the officers of the Borrower executing this Agreement, the Note and all other documents executed pursuant to this Agreement.

                  d. CHARTER DOCUMENTS: Receipt by the Bank of a copy of the Articles of Incorporation and all other charter documents of the Borrower, all certified by the Secretary of State of the State of Borrower's Incorporation.

                  e. CERTIFICATE OF GOOD STANDING: Receipt by the Bank of a certificate of the Secretary of State of the State of Borrower's Incorporation as to the good standing of the Borrower and its charter documents on file.

                  f. ADDITIONAL DOCUMENTS: Receipt by the Bank of such additional supporting documents as the Bank or its counsel may reasonably request.

                  g. OPINION OF COUNSEL: On or prior to the date of any borrowings hereunder, the Bank shall have received a favorable written opinion of the chief legal officer of the Borrower acceptable to the Bank as to the following:

                           (1) Confirming the accuracy of the representations
and warranties set forth in this Agreement.

                           (2) To the effect that this Agreement, the Note and
other documents executed pursuant to the Agreement have been duly

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executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

                           (3) That no registration with, consent of, approval
of, or other action by, any Federal, State or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowings hereunder, the Note, or other documents executed pursuant to this Agreement is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken.

                           (4) That, to the best of his knowledge, the loan
transactions entered into pursuant to this Agreement are not usurious.

                  h. NON-DEFAULT: At the time of any borrowings hereunder, the Borrower shall be in compliance with all of the terms and conditions set forth herein, the Note, and all other documentation executed pursuant to this Agreement, on the Borrower's part to be observed or performed and all representations and warranties shall be true and correct as of such date.

         7. SECURITY: The obligations of Borrower to Bank pursuant to this Agreement and the Note executed pursuant thereto, are secured wholly or partially as hereinafter described and are subject to the following terms and conditions:

                  a. PERSONALTY: The Loan shall be secured by a first lien Security Interest in certain United States Treasury Bills and/or certificates of deposits that Borrower will maintain with the Bank, and any and all other accounts, certificates and instruments pledged by Borrower to the Bank as security for the Loan (collectively the "Collateral").

                  b. PERFECTION: The Bank's security interest as above described must be properly perfected, and the Borrower agrees to execute all documents necessary to effectuate such perfection including but not limited to financing statements and to reimburse Bank for all reasonable expenses incurred in the perfection of such security interest.

         8. BANKRUPTCY EVENTS: Each of the following shall be a "Bankruptcy Event":

                  a. Should a custodian, as that term is defined in the Bankruptcy Code, be appointed for or take possession of any or all of the assets of the Borrower or guarantor or should the Borrower or guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, proceeding to dissolve the Borrower or guarantor, proceeding to have a receiver appointed or should the

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Borrower or guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or guarantor's assets, and such seizure is not discharged within 10 days; or

                  b. The Borrower shall be a debtor, either voluntarily or involuntarily, under (and as the term debtor is defined in) the Bankruptcy Code.

         9. MISCELLANEOUS PROVISIONS:

                  a. COMMITMENT LETTER: The terms and conditions of the commitment letter from the Bank to the Borrower are incorporated herein as reference as if fully set forth herein.

                  b. INDIRECT MEANS: Any act which the Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

                  c. NON-IMPAIRMENT: If any one or more provisions contained in this Agreement or any other document executed pursuant to this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

                  d. APPLICABLE LAW: This Agreement, the Note, and all other documentation executed pursuant to this Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

                  e. WAIVER: Neither the failure nor any delay on the part of the Bank in exercising any right, power, or privilege granted pursuant to this Agreement, the Note, or any other documents executed pursuant to this Agreement, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

                  f. MODIFICATION: No modification, amendment, or waiver of any provision of this Agreement, the Note or any other document executed pursuant to this Agreement shall be effective unless in writing and signed by the Bank, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by the Bank.

                  g. STAMPS AND FEES: The Borrower shall pay all Federal or State stamps or taxes, or other fees and charges, if

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any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, and the Mortgage/Deed of Trust issued pursuant hereto or any security granted to the Bank; whether they be payable upon execution or recurring from time to time, and the Borrower agrees to indemnify and hold harmless the Bank against any and all liability in respect therefor.

                  h. ATTORNEY'S FEES: In the event that Borrower shall default in any of its obligations under this Agreement, the Note, or any other document executed pursuant to this Agreement, and the Bank believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Bank or to enforce any other term or condition of this Agreement, the Note, or any other document executed pursuant to this Agreement, or in the event the Bank voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), Borrower agrees to pay (promptly upon the receipt of an invoice for same) the reasonable attorney's fees of Bank and all costs that may reasonably be incurred by Bank. Borrower shall be liable for such attorney's fees and costs whether or not any suit or proceeding is commenced (including costs for appellate proceedings, if any.)

                  i. INTEREST: Anything contained herein, the Note, or any other document executed pursuant to this Agreement, notwithstanding, if for any reason the effective rate of interest on any advances shall exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by the Bank as a credit against the unpaid principal amount due thereunder.

                  j. ASSIGNMENT: This Agreement shall be binding upon the parties and their respective successors and assigns. Bank's interest in the Note, the Loan, and Collateral, and its rights hereunder are freely assignable, in whole or in part. Borrower may assign its rights and interests hereunder only with the prior written consent of the Bank, and said assignment shall not release Borrower from responsibility hereunder.

         WAIVER OF JURY TRIAL. BY THE EXECUTION HEREOF, BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE, THAT:

         (A) NEITHER THE BORROWER, BANK NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF ANY OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS PROMISSORY NOTE, ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR

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AMONG THE PARTIES HERETO;

         (B) NEITHER THE BORROWER NOR BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED;

         (C) THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS;

         (D) NEITHER THE BORROWER NOR BANK HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND

         (E) THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS TRANSACTION.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Loan Agreement to be duly executed all as of the day and year first above written.

WITNESS/ATTEST:                                      BORROWER:

                                            ProxyMed, Inc.,
____________________________                a Florida corporation

____________________________                By:
                                               ------------------------------
                                            Bennett Marks, Executive Vice
                                            President - Finance and Chief
                                            Financial Officer


                                                              BANK:

                                            First Union National Bank of
____________________________                Florida

____________________________                By:
                                               ------------------------------
                                               Jorge Gonzalez, Vice President


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